Exhibit 10.1

Final Form

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [•], 2021, is made and entered into by and among Athena Pubco B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (“NewCo”), Spartan Acquisition Sponsor III LLC, a Delaware limited liability company (“Spartan Sponsor”), Madeleine Charging B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (“Madeleine Charging”), E8 Partenaires, a French societe par actions simplifee (“E8 Investor”) and any Person (as defined below) who hereafter becomes a party to this Agreement pursuant to Section 6.2 of this Agreement (each, a “Holder” and collectively, the “Holders”).

RECITALS

WHEREAS, on February 8, 2021, Spartan Acquisition Corp. III, a Delaware corporation (the “SPAC”), Spartan Sponsor and certain other security holders named therein (the “Existing Holders”) entered into that certain Registration Rights Agreement (the “Existing Registration Rights Agreement”), pursuant to which the SPAC granted Spartan Sponsor and the Existing Holders certain registration rights with respect to certain securities of the SPAC;

WHEREAS, on July 28, 2021, the SPAC, NewCo, Athena Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of NewCo, Allego Holding B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), Madeleine Charging, and, solely with respect to the provisions to which they are made a party, E8 Investor entered into that certain Business Combination Agreement (as the same has been amended or supplemented from time to time, the “BCA”), pursuant to which, among other things, the parties to the BCA will undertake certain merger transactions as contemplated thereby and, as a result of such transactions, the SPAC will become a wholly owned subsidiary of NewCo (the “Business Combination”);

WHEREAS, after the closing of the Business Combination (the “Closing”), certain Holders will own common shares of NewCo, with a nominal value of 1.00 euro per share (the “Common Shares”) and Spartan Sponsor will own Common Shares and warrants to purchase shares of Common Shares (the “Private Placement Warrants”); and

WHEREAS, the SPAC and the Existing Holders desire to terminate the Existing Registration Rights Agreement and the parties hereto desire to enter into this Agreement, pursuant to which NewCo shall grant the Holders certain registration rights with respect to certain securities of NewCo, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1    Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Affiliate” means, with respect to any specified Person, a Person that directly or indirectly controls or is controlled by, or is under common control with, such specified Person. For purposes of this Agreement, no party to this Agreement shall be deemed to be an Affiliate of another party to this Agreement solely by reason of the execution and delivery of this Agreement and NewCo and its subsidiaries will not be deemed to be an Affiliate of Spartan Sponsor, Madeleine Charging or E8 Investor.

“Agreement” shall have the meaning given in the Preamble.

“BCA” shall have the meaning given in the Recitals hereto.

“Block Trade” shall have the meaning given in subsection 2.3.1.

“Board” shall mean the board of directors of NewCo.

“Business Combination” shall have the meaning given in the Recitals.

“Change of Control” means the transfer to or acquisition by (whether by tender offer, merger, consolidation, division or other similar transaction), in one transaction or a series of related transactions, a person or entity or group of affiliated persons or entities (other than an underwriter pursuant to an offering), of NewCo’s voting securities if, after such transfer or acquisition, such person, entity or group of affiliated persons or entities would beneficially own (as defined in Rule 13d-3 promulgated under the Exchange Act) more than 50% of the outstanding voting securities of NewCo.

“Commission” shall mean the Securities and Exchange Commission.

“Common Shares” shall have the meaning given in the Recitals hereto.

“Demanding Holder” shall mean any Holder or group of Holders that together elects to dispose of Registrable Securities having an aggregate value of at least $50 million, at the time of the Underwritten Demand, under a Registration Statement pursuant to an Underwritten Offering.

“E8 Investor” shall have the meaning given in the Recitals hereto.

“Effectiveness Period” shall have the meaning given in subsection 3.1.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Existing Holders” shall have the meaning given in the Recitals hereto.

“Existing Registration Rights Agreement” shall have the meaning given in the Recitals hereto.

“Financial Counterparty” shall have meaning given in subsection 2.3.1.

“Holder Indemnified Persons” shall have the meaning given in subsection 4.1.1.

“Holders” shall have the meaning given in the Preamble.

“Lock-Up Holder” shall have the meaning given in subsection 5.3.

“Madeleine Charging” shall have the meaning given in the Preamble.

“Madeleine Charging Underwritten Demand” shall have the meaning given in subsection 2.1.2(b).

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.3.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or necessary to make the statements therein not misleading, or an untrue statement of a material fact or an omission to state a material fact necessary to make the statements in a Prospectus, in the light of the circumstances under which they were made, not misleading.

“NewCo” shall have the meaning given in the Preamble.

“Other Coordinated Offering” shall have the meaning given in subsection 2.3.1.

“Permitted Transferee” means, prior to the expiration of the lock-up set forth in Article V, any person or entity to whom such Lock-up Holder is permitted to Transfer any Registrable Securities pursuant to subsections 5.3.1 through 5.3.7.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof or other entity, and also includes any managed investment account.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1.

“Private Placement Warrants” shall have the meaning given in the Recitals hereto.

“Pro Rata” shall have the meaning given in subsection 2.1.3.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Securities” shall mean (a) the Private Placement Warrants (including any Common Shares issued or issuable upon the exercise of any such Private Placement Warrants), (b) any outstanding Common Shares held by a Holder as of the date of this Agreement (including, for the avoidance of doubt, any Common Shares issued in the Private Placement (as defined in the BCA)), (c) any equity securities (including the Common Shares issued or issuable upon the exercise of any such equity security) of NewCo issuable upon conversion of any working capital loans in an amount up to $1.5 million made to the SPAC by a Holder, and (d) any other equity security of NewCo issued or issuable with respect to any such Common Shares by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by NewCo and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; or (D) such securities may be sold without registration pursuant to Rule 144 and Rule 145 (as applicable) promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (but with no volume or other restrictions or limitations).

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and any such registration statement having been declared effective by, or become effective pursuant to rules promulgated by, the Commission.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A)    all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc. and any securities exchange on which the Common Shares are then listed);

(B)    fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters solely in connection with blue sky qualifications of Registrable Securities);

(C)    printing, messenger, telephone and delivery expenses;

(D)    reasonable fees and disbursements of counsel for NewCo;

(E)    reasonable fees and disbursements of all independent registered public accountants of NewCo incurred specifically in connection with such Registration;

(F)    the fees and expenses incurred in connection with the listing of any Registrable Securities on each securities exchange on which the Common Shares are then listed;

(G)    the fees and expenses incurred by NewCo in connection with any Underwritten Offering or other offering involving an Underwriter;

(H)    reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of Registrable Securities held by the Demanding Holders initiating an Underwritten Demand to be registered for offer and sale in the applicable Underwritten Offering or in the case of a Piggyback Registration, by the holders of fifty percent (50%) or more of the Registrable Securities participating in the offering not to exceed $30,000 per Registration or $75,000 per Underwritten Offering; and

(I)    all expenses with respect to a road show that NewCo is obligated to participate in pursuant to the terms of this Agreement.

“Registration Statement” shall mean any registration statement under the Securities Act that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in subsection 2.1.2 of this Agreement.

“Rule 144” shall mean Rule 144 promulgated under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Registration” shall have the meaning given in subsection 2.1.1.

“SPAC” shall have the meaning given in the Recitals.

“Spartan Sponsor” shall have the meaning given in the Preamble

“Subsequent Shelf Registration Statement” shall have the meaning given in subsection 2.1.1(c).

“Suspension Event” shall have the meaning given in Section 3.4 of this Agreement.

“Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal or as a broker, placement agent or sales agent in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Demand” shall have the meaning given in subsection 2.1.2 of this Agreement.

“Underwritten Offering” shall mean a Registration in which securities of NewCo are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Withdrawal Notice” shall have the meaning given in subsection 2.1.4.

ARTICLE II

REGISTRATIONS

2.1    Registration.

2.1.1    Shelf Registration. (a) NewCo agrees that, within fifteen (15) business days after the consummation of the Business Combination, NewCo will file with the Commission (at NewCo’s sole cost and expense) a Registration Statement registering the resale or other disposition of the Registrable Securities (a “Shelf Registration”).

(b) NewCo shall use its commercially reasonable efforts to cause such Registration Statement to become effective by the Commission as soon as reasonably practicable after the initial filing of the Registration Statement. Subject to the limitations contained in this Agreement, NewCo shall effect any Shelf Registration on such appropriate registration form of the Commission (i) as shall be selected by NewCo and (ii) as shall permit the resale or other disposition of the Registrable Securities by the Holders. If at any time a Registration Statement filed with the Commission pursuant to this Section 2.1.1 is effective and a Holder provides written notice to NewCo that it intends to effect an offering of all or part of the Registrable Securities included on such Registration Statement, NewCo will amend or supplement such Registration Statement as may be necessary in order to enable such offering to take place in accordance with the terms of this Agreement.

(c)     If any Registration Statement ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, NewCo shall, subject to Section 3.4, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Registration Statement to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Registration Statement), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Registration Statement or file an additional Registration Statement as a Shelf Registration (a “Subsequent Shelf Registration Statement”) registering the sale of all Registrable Securities (determined as of two (2) business days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration Statement is filed, NewCo shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if NewCo is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date and otherwise eligible to use such form) and (ii) keep such Subsequent Shelf Registration Statement continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration Statement shall be a Registration Statement on Form S-3 or Form F-3, as applicable, or similar short-form registration statement available to NewCo to the extent that NewCo is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form. NewCo’s obligation under this subsection 2.1.1(c), shall, for the avoidance of doubt, be subject to Section 3.4.

(d)    Subject to Section 3.4, in the event that any Holder holds Registrable Securities that are not registered for sale on a delayed or continuous basis, NewCo, upon written request of Spartan Sponsor or such Holder, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered, at NewCo’s option, by any then available Registration Statement (including by means of a post-effective amendment) or by filing a Subsequent Shelf Registration Statement and cause the same to become effective as soon as practicable after such filing and such Registration Statement or Subsequent Shelf Registration Statement shall be subject to the terms hereof; provided, however, that NewCo shall only be required to cause such Registrable Securities to be so covered twice per calendar year for each of Spartan Sponsor and the Holders.

2.1.2    Underwritten Offering. (a) Subject to the provisions of subsection 2.1.3, Section 2.4 and Section 3.4 of this Agreement, any Demanding Holder may make a written demand to NewCo for an Underwritten Offering pursuant to a Registration Statement filed with the Commission in accordance with Section 2.1.1 of this Agreement (an

“Underwritten Demand”). NewCo shall, within ten (10) days of NewCo’s receipt of the Underwritten Demand, notify, in writing, all other Holders of such demand, and each Holder who thereafter requests to include all or a portion of such Holder’s Registrable Securities in such Underwritten Offering pursuant to an Underwritten Demand (each such Holder that requests to include all or a portion of such Holder’s Registrable Securities in such Underwritten Offering, a “Requesting Holder”) shall so notify NewCo, in writing, within five (5) days (two (2) days if such offering is an overnight or bought Underwritten Offering) after the receipt by the Holder of the notice from NewCo. Upon receipt by NewCo of any such written notification from a Requesting Holder(s), such Requesting Holder(s) shall be entitled to have their Registrable Securities included in the Underwritten Offering pursuant to such Underwritten Demand. At the option of the Demanding Holder, the Underwritten Offering may be made pursuant to a Registration Statement filed in accordance with subsection 2.1.2(b) hereof if Madeleine Charging elects to be a Requesting Holder; provided that such Underwritten Offering shall be understood to have been made pursuant to an Underwritten Demand and shall not be counted as a Madeleine Charging Underwritten Demand (as defined herein) pursuant to subsection 2.1.2(b) of this Agreement except to the extent set forth in such subsections. All such Holders proposing to distribute their Registrable Securities through such Underwritten Offering under this subsection 2.1.2 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Demanding Holder initiating the Underwritten Offering. Notwithstanding the foregoing, NewCo is not obligated to effect more than three (3) Underwritten Demands pursuant to this subsection 2.1.2 (a) and is not obligated to effect an Underwritten Offering within ninety (90) days after the closing of an Underwritten Offering.

(b)     Subject to the provisions of Section 2.4 and Section 3.4 of this Agreement, Madeleine Charging may make a written demand to NewCo for an Underwritten Offering pursuant to a Registration Statement to be filed with the Commission (a “Madeleine Charging Underwritten Demand”). NewCo shall within fifteen (15) business days of NewCo’s receipt of such Madeleine Charging Underwritten Demand cause such Registration Statement to be filed with the Commission and use its commercially reasonable efforts to cause such Registration Statement to become effective by the Commission as soon as reasonably practicable after the initial filing of such Registration Statement. Notwithstanding the foregoing, NewCo is not obligated to effect more than three (3) Madeleine Charging Underwritten Demands (which shall include any Underwritten Demand in which Madeleine Charging participates as a Requesting Holder for the full amount of Registrable Securities that it elected to be included in such Underwritten Offering) pursuant to this subsection 2.1.2(b) and is not obligated to effect an Underwritten Offering within ninety (90) days after the closing of an Underwritten Offering.

2.1.3    Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Offering pursuant to an Underwritten Demand, in good faith, advises or advise NewCo, the Demanding Holders, the Requesting Holders and other Persons holding Common Shares or other equity securities of NewCo that NewCo is obligated to include pursuant to separate written contractual arrangements with such Persons (if any), taken together with all other Common Shares or other securities which NewCo desires to sell, in writing that the dollar amount or number of Registrable Securities or other equity securities of NewCo requested to be included in such Underwritten Offering exceeds the maximum dollar amount or maximum number of equity securities of NewCo that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then NewCo shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested be included in such Underwritten Offering (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities (provided, that in any Madeleine Charging Underwritten Demand, the Maximum Number of Securities under this clause “first” shall be allocated first to Madeleine Charging until Madeleine Charging has sold, or is allocated in such Madeleine Charging Underwritten Demand, 4.4 million Registrable Securities under this Agreement, and thereafter shall be allocated among the Demanding Holders and Requesting Holders, Pro Rata); (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), Common Shares or other equity securities of NewCo that NewCo desires to sell and that can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), Common Shares or other equity securities of NewCo held by other Persons that NewCo is obligated to include pursuant to separate written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Securities.

2.1.4    Registration Withdrawal. The Demanding Holders initiating an Underwritten Offering pursuant to subsection 2.1.2 of this Agreement shall have the right to withdraw from such Underwritten Offering for any or no reason whatsoever upon written notification to NewCo of their intention to withdraw from such Underwritten Offering prior to the launch of such Underwritten Offering (a “Withdrawal Notice”). Following the receipt of any such Withdrawal Notice, NewCo shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, NewCo shall be responsible for the Registration Expenses incurred in connection with an Underwritten Demand prior to its withdrawal under this subsection 2.1.4. For the avoidance of doubt, any such Underwritten Offering shall constitute an Underwritten Demand pursuant to Section 2.1.2 notwithstanding delivery of any such Withdrawal Notice.

2.2    Piggyback Registration.

2.2.1    Piggyback Rights. If NewCo proposes to (i) file a Registration Statement under the Securities Act with respect to an offering of equity securities of NewCo, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities of NewCo, for its own account or for the account of stockholders of NewCo, other than a Registration Statement (A) filed in connection with any employee stock option or other benefit plan, (B) for an exchange offer or offering of securities solely to NewCo’s existing securityholders, (C) for an offering of debt that is convertible into equity securities of NewCo or (D) for a dividend reinvestment plan, or (ii) consummate an Underwritten Offering for its own account or for the account of shareholders of NewCo, then NewCo shall give written notice of such proposed action to all of the Holders of Registrable Securities as soon as practicable (but in the case of filing a Registration Statement, not less than ten (10) days before the anticipated filing date of such Registration Statement), which notice shall (x) describe the amount and type of securities to be included, the intended method(s) of distribution and the name of the proposed managing Underwriter or Underwriters, if any, and (y) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within (a) five (5) days in the case of filing a Registration Statement and (b) two (2) days in the case of an Underwritten Offering (unless such offering is an overnight or bought Underwritten Offering, then one (1) day), in each case after receipt of such written notice (such Registration, a “Piggyback Registration”). NewCo shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of NewCo included in such Piggyback Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to include Registrable Securities in an Underwritten Offering under this subsection 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by NewCo.

2.2.2    Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises or advise NewCo and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of the equity securities of NewCo that NewCo desires to sell, taken together with (i) the shares of equity securities of NewCo, if any, as to which Registration or Underwritten Offering has been demanded pursuant to separate written contractual arrangements with Persons other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which Registration or Underwritten Offering has been requested pursuant to Section 2.2 of this Agreement and (iii) the shares of equity securities of NewCo, if any, as to which Registration or Underwritten Offering has been requested pursuant to separate written contractual piggyback registration rights of other shareholders of NewCo, exceeds the Maximum Number of Securities, then:

(a)    If the Registration or Underwritten Offering is undertaken for NewCo’s account, NewCo shall include in any such Registration or Underwritten Offering (A) first, the Common Shares or other equity securities of NewCo that NewCo desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 of this Agreement, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Common Shares or other equity securities of NewCo, if any, as to which Registration or Underwritten Offering has been requested pursuant to written contractual piggyback registration rights of other shareholders of NewCo, which can be sold without exceeding the Maximum Number of Securities; or

(b)    If the Registration or Underwritten Offering is pursuant to a request by Persons other than the Holders of Registrable Securities, then NewCo shall include in any such Registration or Underwritten Offering (A) first, Common Shares or other equity securities of NewCo, if any, of such requesting Persons, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 of this Agreement, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Common Shares or other equity securities of NewCo that NewCo desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), Common Shares or other equity securities of NewCo for the account of other Persons (other than those specified in clause (A)) that NewCo is obligated to register pursuant to separate written contractual arrangements with such Persons, which can be sold without exceeding the Maximum Number of Securities.

2.2.3    Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to NewCo and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to, as applicable, the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or the launch of the Underwritten Offering with respect to such Piggyback Registration. NewCo (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement or abandon an Underwritten Offering in connection with a Piggyback Registration at any time prior to the launch of such Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, NewCo shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.

2.2.4    Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration or Underwritten Offering effected pursuant to Section 2.2 of this Agreement shall not be counted as an Underwritten Offering pursuant to an Underwritten Demand or a Madeleine Charging Underwritten Demand effected under Section 2.1 of this Agreement.

2.3     Block Trades; Other Coordinated Offerings.

2.3.1     Block Trade and Other Coordinated Offering Rights. Notwithstanding any other provision of this Article II, but subject to Section 3.4, at any time and from time to time when an effective Registration Statement is on file with the Commission, if a Demanding Holder wishes to engage in (a) an underwritten registered offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “Block Trade”) or (b) an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal, (an “Other Coordinated Offering”), in each case, with a total aggregate offering price reasonably expected to exceed either (x) $25 million or (y) all remaining Registrable Securities held by the Demanding Holder, then if such Demanding Holder requires any assistance from NewCo pursuant to this Section 2.3, such Holder shall notify NewCo of the Block Trade or Other Coordinated Offering at least fourteen (14) days prior to the day such offering is to commence and NewCo shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade or Other Coordinated Offering; provided, that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade or Other Coordinated Offering shall use commercially reasonable efforts to work with NewCo and any Underwriters or brokers, sales agents or placement agents (each, a “Financial Counterparty”) prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade or Other Coordinated Offering.

2.3.2    Block Trade or Other Coordinated Offering Withdrawal. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade or Other Coordinated Offering, a majority-in interest of the Demanding Holders initiating such Block Trade or Other Coordinated Offering shall have the right to withdraw from such Block Trade or Other Coordinated Offering for any or no reason whatsoever upon written notification to NewCo, the Underwriter or Underwriters (if any) and Financial Counterparty (if any). Notwithstanding anything to the contrary in this Agreement, NewCo shall be responsible for the Registration Expenses incurred in connection with a Block Trade or Other Coordinated Offering prior to its withdrawal under this subsection 2.3.2.

2.3.3    Piggyback Registration. Notwithstanding anything to the contrary in this Agreement, Section 2.2 shall not apply to a Block Trade or Other Coordinated Offering initiated by a Demanding Holder pursuant to Section 2.3 of this Agreement.

2.3.4    Underwriters and Financial Counterparty. The Demanding Holder in a Block Trade or Other Coordinated Offering shall have the right to select the Underwriters and Financial Counterparty (if any) for such Block Trade or Other Coordinated Offering (in each case, which shall consist of one or more reputable nationally recognized investment banks).

2.3.5    Maximum Demands. A Holder in the aggregate may demand no more than four (4) Block Trades or Other Coordinated Offerings pursuant to this Section 2.3 in any twelve (12) month period. For the avoidance of doubt, any Block Trade or Other Coordinated Offering effected pursuant to this Section 2.3 shall not be counted as a demand for an Underwritten Offering pursuant to subsection 2.1.2 hereof.

2.4    Restrictions on Registration Rights. If the Holders have requested an Underwritten Offering pursuant to an Underwritten Demand and in the good faith judgment of the Board such Underwritten Offering would be seriously detrimental to NewCo and the Board concludes as a result that it is essential to defer the filing of such Registration Statement or the undertaking of such Underwritten Offering at such time, then in each case NewCo shall furnish to such Holders duly authorized resolutions of the Board stating that in the good faith judgment of the Board it would be seriously detrimental to NewCo for such Registration Statement to be filed or to undertake such Underwritten Offering in the near future and that it is therefore essential to defer the filing of such Registration Statement or undertaking of such Underwritten Offering. In such event, NewCo shall have the right to defer such filing or offering for a period of not more than thirty (30) days. In no event shall this Section 2.4 limit the rights of NewCo set forth in Section 3.4 hereof.

ARTICLE III

NEWCO PROCEDURES

3.1    General Procedures. NewCo shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof (and including all manners of distribution in such Registration Statement as Holders may reasonably request in connection with the filing of such Registration Statement and as permitted by law, including distribution of Registrable Securities to a Holder’s members, securityholders or partners), and pursuant thereto NewCo shall, as expeditiously as possible and to the extent applicable:

3.1.1    prepare and file with the Commission, within the time frame required by subsection 2.1.1, a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective, including filing a replacement Registration Statement, if necessary, until all Registrable Securities covered by such Registration Statement have been sold or are no longer outstanding (such period, the “Effectiveness Period”);

3.1.2    prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the Demanding Holders or any Underwriter or as may be required by the rules, regulations or instructions applicable to the registration form used by NewCo or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus or are no longer outstanding;

3.1.3    prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration or Underwritten Offering, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus (including each preliminary Prospectus) and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders; provided, that NewCo will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system;

3.1.4    prior to any Registration of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of NewCo and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable

Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that NewCo shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5    cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by NewCo are then listed;

3.1.6    provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7    advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8    during the Effectiveness Period, furnish a conformed copy of each filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus, promptly after such filing of such documents with the Commission to each seller of such Registrable Securities or its counsel; provided, that NewCo will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system;

3.1.9    notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act;

3.1.10    subject to the provisions of this Agreement, notify the Holders of the happening of any event as a result of which a Misstatement exists, and then to correct such Misstatement as set forth in Section 3.4 of this Agreement;

3.1.11    in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering, or sale by a Financial Counterparty pursuant to such Registration, permit a representative of the Holders (such representative to be selected by a majority of the Holders), the Underwriters or other financial institutions facilitating such Underwritten Offering, Block Trade, Other Coordinated Offering or other sale pursuant to such Registration, if any, and any attorney, consultant or accountant retained by such Holders or Underwriter to participate, at each such Person’s own expense, in the preparation of the Registration Statement or the Prospectus, and cause NewCo’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, financial institution, attorney, consultant or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to NewCo, prior to the release or disclosure of any such information;

3.1.12    use commercially reasonable efforts to allow Underwriters to obtain a comfort letter from NewCo’s independent registered public accountants in the event of an Underwritten Offering, a Block Trade or sale by a Financial Counterparty pursuant to such Registration (subject to such Financial Counterparty providing such certification or representation reasonably requested by NewCo’s independent registered public accountants and NewCo’s counsel), in customary form and covering such matters of the type customarily covered by comfort letters as the managing Underwriter may reasonably request;

3.1.13    in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a Financial Counterparty pursuant to such Registration, on the date the Registrable Securities are delivered for sale pursuant to such Registration, use commercially reasonable efforts to allow counsel representing NewCo for the purposes of such Registration to deliver customary legal opinions, addressed to the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in opinions delivered in connection with such transactions and negative assurance letters, and reasonably satisfactory to such placement agent, sales agent or Underwriter;

3.1.14    in the event of an Underwritten Offering or a Block Trade, or an Other Coordinated Offering or sale by a Financial Counterparty pursuant to such Registration to which NewCo has consented, to the extent reasonably requested by such Financial Counterparty in order to engage in such offering, allow the Financial Counterparty to conduct customary “underwriter’s due diligence” with respect to NewCo;

3.1.15    in the event of any Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a Financial Counterparty pursuant to such Registration, enter into and perform its obligations under an underwriting or other purchase or sales agreement, in usual and customary form, with the managing Underwriter or Financial Counterparty of such offering or sale;

3.1.16    make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of NewCo’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.17    use its reasonable efforts to make available senior executives of NewCo to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

3.1.18    otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

3.2    Registration Expenses. The Registration Expenses in respect of all Registrations shall be borne by NewCo. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all fees and expenses of any legal counsel representing the Holders.

3.3    Requirements for Participation in Underwritten Offerings. No Person may participate in any Underwritten Offering for equity securities of NewCo pursuant to a Registration initiated by NewCo hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by NewCo and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4    Suspension of Sales. Notwithstanding anything to the contrary in this Agreement, NewCo shall be entitled to (A) delay or postpone the (i) initial effectiveness of any Registration Statement or (ii) launch of any Underwritten Offering, in each case, filed or requested pursuant to this Agreement, and (B) from time to time to require the Holders not to sell under any Registration Statement or Prospectus or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by NewCo or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Board reasonably believes, upon the advice of legal counsel, would require additional disclosure by NewCo in the applicable Registration Statement or Prospectus of material information that NewCo has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement or Prospectus would be expected, in the reasonable determination of the Board, upon the advice of legal counsel, to cause the Registration Statement or Prospectus to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that NewCo may not delay or suspend a Registration Statement, Prospectus or Underwritten Offering on more than two (2) occasions, for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve (12) month period. Upon receipt of any written notice from NewCo of a Suspension Event while a Registration Statement filed pursuant to this Agreement is effective or if as a result of a Suspension Event a Misstatement exists, each Holder agrees that (i) it will immediately discontinue offers and sales of registered securities under each Registration Statement filed pursuant to this Agreement until the Holder receives copies of a supplemental or amended Prospectus (which NewCo agrees to promptly prepare) that corrects the relevant misstatements or omissions and receives notice that any post-effective amendment has become effective or unless otherwise notified by NewCo that it may resume such offers and sales and (ii) it will maintain the confidentiality of information included in such written notice delivered by NewCo unless otherwise required by law or subpoena. If so directed by NewCo, the Holders will deliver to NewCo or, in Holders’ sole discretion destroy, all copies of each Prospectus covering Registrable Securities in Holders’ possession; provided, however, that this obligation to deliver or destroy shall not apply (A) to the extent the Holders are required to retain a copy of such Prospectus (x) to comply with applicable legal, regulatory, self-regulatory or professional requirements or (y) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up.

3.5    Reporting Obligations. As long as any Holder shall own Registrable Securities, NewCo, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by NewCo after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. NewCo further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell or otherwise dispose of shares of Registrable Securities held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 (or any successor rule promulgated thereafter by the Commission), including using commercially reasonable efforts to provide any reasonably requested legal opinions.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1    Indemnification.

4.1.1    NewCo agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors, employees, advisors, agents, representatives, members and each Person who controls such Holder (within the meaning of the Securities Act) (collectively, the “Holder Indemnified Persons”) against all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees and inclusive of all reasonable attorneys’ fees arising out of the enforcement of each such Persons’ rights under this Section 4.1) resulting from any Misstatement or alleged Misstatement, except insofar as the same are caused by or contained in any information furnished in writing to NewCo by or on behalf of such Holder Indemnified Person specifically for use therein.

4.1.2    In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to NewCo in writing such information and affidavits as NewCo reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall, severally and not jointly, indemnify NewCo, its directors, officers, employees, advisors, agents, representatives and each Person who controls NewCo (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees and inclusive of all reasonable attorneys’ fees arising out of the enforcement of each such Persons’ rights under this Section 4.1) resulting from any Misstatement or alleged Misstatement, but only to the extent that the same are made in reliance on and in conformity with information relating to the Holder so furnished in writing to NewCo by or on behalf of such Holder specifically for use therein. In no event shall the liability of any selling Holder hereunder be greater in amount than the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement giving rise to such indemnification obligation.

4.1.3    Any Person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim or there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, not to be unreasonably withheld or delayed, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4    The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, advisor, agent, representative, member or controlling Person of such indemnified party and shall survive the transfer of securities.

4.1.5    If the indemnification provided under Section 4.1 of this Agreement is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall to the extent permitted by law contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such indemnified party and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 of this Agreement, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

LOCK-UP

5.1    Madeleine Charging. Madeleine Charging agrees not to Transfer the Registrable Securities received by it pursuant to the Business Combination, without the prior written consent of the Board, until the date that is one hundred and eighty (180) days after the Closing or earlier if, subsequent to the Closing, (i) the last sale price of the Common Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least one hundred and twenty (120) days after the Closing, or (ii) NewCo consummates a liquidation, merger, stock exchange or other similar transaction which results in all of NewCo’s stockholders having the right to exchange their Common Shares for cash, securities or other property. For the avoidance of doubt, the restrictions set forth in this Article V do not apply to any Registrable Securities received by Madeleine Charging pursuant to the Private Placement (as defined in the BCA).

5.2.    E8. E8 agrees not to Transfer the Registrable Securities that constitute E8 Part B Company Shares received by it in the E8 Share Issuance (as defined in the BCA) until the date that is eighteen (18) months after the Closing or earlier if, subsequent to the Closing, NewCo consummates a liquidation, merger, stock exchange or other similar transaction which results in all of NewCo’s stockholders having the right to exchange their Common Shares for cash, securities or other property.

5.3    Permitted Transfers. Notwithstanding the provisions set forth in Sections 5.1 and 5.2, Madeleine Charging, or E8 and each of their respective Permitted Transferees (each, a “Lock-up Holder”), as the case may be, may Transfer Registrable Securities:

5.3.1 by will, other testamentary document or intestacy;

5.3.2 as a bona fide gift or gifts, including to charitable organizations or for bona fide estate planning purposes;

5.3.3 to any trust for the direct or indirect benefit of the Lock-up Holder or the immediate family of the Lock-up Holder, or if the Lock-up Holder is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

5.3.4 to a partnership, limited liability company or other entity of which such Lock-up Holder or the immediate family of such Lock-up Holder are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

5.3.5 (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of such Lock-up Holder, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with such Lock-up Holder or affiliates of such Lock-up Holder (including, for the avoidance of doubt, where such Lock-up Holder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members or shareholders of such Lock-up Holder;

5.3.6 to a nominee or custodian of any person or entity to whom a Transfer would be permissible under subsections 5.3.1 through 5.3.5 above;

5.3.7 in the case of an individual, by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree, separation agreement or related court order;

5.3.8 from an employee or a director of, or a service provider to, NewCo or any of its subsidiaries upon the death, disability or termination of employment, in each case, of such person; or

5.3.9 pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board and made to all holders of shares of NewCo’s capital stock involving a Change of Control (including negotiating and entering into an agreement providing for any such transaction), provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the Lock-up Holder’s Registrable Securities shall remain subject to the Lock-up;

provided that, in the case of any Transfer of Registrable Securities pursuant to subsections 5.3.1 through 5.3.7 above, (1) such Transfer shall not involve a disposition for value; (2) the Registrable Securities shall remain subject to the Lock-up; (3) any required public report or filing shall disclose the nature of such Transfer and that the Registrable Securities remain subject to the Lock-up; and (4) there shall be no voluntary public disclosure or other announcement of such Transfer.

ARTICLE VI

MISCELLANEOUS

6.1    Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service or sent by overnight mail via a reputable overnight carrier, in each case providing evidence of delivery or (iii) transmission by hand delivery, telecopy, telegram, facsimile or email. Each notice or communication that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third (3rd) business day following the date on which it is mailed, in the case of notices delivered by courier service, hand delivery, telecopy, telegram or overnight mail, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation, and in the case of notices delivered by facsimile or email, at such time as it is successfully transmitted to the addressee. Any notice or communication under this Agreement must be addressed, if to NewCo, to: [___], and, if to any Holder, to the address of such Holder as it appears in the applicable register for the Registrable Securities or such other address as may be designated in writing by such Holder (including on the signature pages hereto). Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 6.1.

6.2    Assignment; No Third Party Beneficiaries.

6.2.1    This Agreement and the rights, duties and obligations of NewCo hereunder may not be assigned or delegated by NewCo in whole or in part.

6.2.2    This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors.

6.2.3    This Agreement shall not confer any rights or benefits on any Persons that are not parties hereto or do not hereafter become a party to this Agreement pursuant to Section 6.2 of this Agreement.

6.2.4    No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate NewCo unless and until NewCo shall have received (i) written notice of such assignment as provided in Section 6.1 of this Agreement and (ii) the written agreement of the assignee, in a form reasonably satisfactory to NewCo, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 6.2 shall be null and void.

6.3    Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

6.4    Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION.

6.5    Trial by Jury. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

6.6    Amendments and Modifications. Upon the written consent of NewCo and the Holders of at least a majority-in-interest of the Registrable Securities held by the Holders at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, (a) any amendment hereto or waiver hereof that adversely affects any Holder, solely in his, her or its capacity as a holder of the shares of capital stock of NewCo, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected and (b) any amendment or waiver hereof that materially and adversely affects the rights expressly granted to Spartan Sponsor shall require the consent of Spartan Sponsor. No course of dealing between any Holder or NewCo and any other party hereto or any failure or delay on the part of a Holder or NewCo in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or NewCo. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

6.7    Other Registration Rights. NewCo represents and warrants that no Person, other than (a) a Holder of Registrable Securities, (b) the parties to those certain Subscription Agreements, dated as of July 28, 2021, by and between NewCo and certain investors, and (c) the holders of the SPAC’s warrants pursuant to that certain Warrant Agreement, dated as of February 8, 2021, and assumed by NewCo on or about the date hereof, has any right to require NewCo to register any securities of NewCo for sale or to include such securities of NewCo in any Registration filed by NewCo for the sale of securities for its own account or for the account of any other person. Further, NewCo represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail. NewCo shall not, without the prior consent of Spartan Sponsor enter into any agreement with respect to its securities that is inconsistent in any material respect with, or provides registration rights that are senior in priority to, the rights granted to the Holders by this Agreement.

6.8    Term. This Agreement shall terminate upon the earlier of (i) the tenth (10th) anniversary of the date of this Agreement and (ii) with respect to any Holder, the date as of which such Holder ceases to hold any Registrable Securities. The provisions of Article IV shall survive any termination.

6.9    Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

6.10    Entire Agreement; Restatement. This Agreement constitutes the full and entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. Upon the Closing, the Existing Registration Rights Agreement shall no longer be of any force or effect.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

NEWCO:

ATHENA PUBCO B.V.,
a Dutch private limited liability company

By:
Name:
Title:

Signature Page to Registration Rights Agreement

HOLDERS:

SPARTAN ACQUISITION SPONSOR III LLC,

a Delaware limited liability company

By:

        Name: Geoffrey Strong

        Title: Chief Executive Officer

MADELEINE CHARGING B.V.,

a Dutch private limited liability company

By:

        Name:

        Title:

E8 PARTENAIRES,

a French societe par actions simplifee

By:

        Name:

        Title:

[OTHER HOLDERS]

Signature Page to Registration Rights Agreement